Exhibit 99.1

Bernhard Capital Partners and Bowman Consulting Group Announce Completion of Approximately $1 Billion Acquisition

Partnership positions Bowman for continued growth serving critical infrastructure needs across the country

BATON ROUGE, La. and RESTON, Va. — Nov. 6, 2026 — Bernhard Capital Partners (“Bernhard”) and Bowman Consulting Group Ltd. (“Bowman” or the “Company”) today announced the completion of Bernhard’s previously announced acquisition of Bowman in an all-cash transaction valued at approximately $1 billion. With this closing, Bowman becomes a privately held company backed by Bernhard, beginning a new chapter of investment and growth for the national engineering services firm. Bowman's common stock has ceased trading and will be delisted from Nasdaq.

The acquisition brings together Bowman’s technical capabilities, client relationships, and national reach with Bernhard’s deep industry expertise and track record supporting the growth of critical infrastructure services businesses. Together, Bernhard and Bowman will pursue opportunities to build on the Company’s established strategy of organic growth and strategic acquisitions, expand its technical capabilities, and strengthen its presence across key infrastructure markets.

“Bowman has built a well-established business by bringing together talented people, investing in technical expertise and delivering results,” said Mark Spender, Partner and Chief Investment Officer at Bernhard. “As clients take on larger and more complex infrastructure projects, they increasingly need partners who can deliver across multiple disciplines and geographies. Bowman’s breadth of capabilities and national reach position it well for continued growth, and we look forward to supporting the team as it strengthens its ability to serve clients across the country.”

“Today marks the start of an exciting new chapter for Bowman and the people who have helped build and grow this company,” said Gary Bowman, Founder and Chief Executive Officer of Bowman. “Bernhard understands our business and shares our conviction in the opportunities ahead. For 30 years, Bowman has methodically grown into a national business, and I could not be prouder of what our team has accomplished together. In Bernhard, we have found a partner that respects the entrepreneurial culture that has made Bowman successful and will build on that foundation for years to come. With their support, Bowman will continue investing in its people, bringing new expertise into the organization, and delivering with responsiveness and technical excellence for our clients.”

Advisors

BofA Securities served as exclusive financial advisor and Latham & Watkins LLP served as legal counsel to Bowman, and Collected Strategies served as strategic communications advisor. Kirkland & Ellis LLP served as legal counsel to Bernhard.

About Bernhard

Bernhard Capital Partners is a private markets investment firm focused on infrastructure services and infrastructure assets. Bernhard combines investment discipline with sector knowledge and operating experience to help businesses improve performance, expand their capabilities and grow. For more information, visit bernhardcapital.com.

About Bowman Consulting Group Ltd.

Based in Reston, Virginia, Bowman provides engineering and related technical services for the built environment. Its capabilities span planning, geospatial services, construction management, commissioning, environmental consulting and land procurement, supporting clients across a range of infrastructure markets. For more information, visit bowman.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the merger transaction described above (the “Merger”), including the expected synergies, impacts and benefits of the Merger, the plans, strategies and prospects, both business and financial, of the Company, and any assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are not guarantees of future performance. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from the Company’s current expectations.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the SEC, including risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, each filed with the SEC, the definitive proxy statement on Schedule 14A filed with the SEC on October 5, 2026, including under the caption “Cautionary Statement Regarding Forward-Looking Statements,” and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Company’s Investor Relations page at investors.bowman.com. The forward-looking statements included in this Current Report are made only as of the date hereof, and the Company disclaims any obligation to update the forward-looking statements in the future, except as required by applicable law. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements.

Media Contacts

Bernhard Capital Partners
Prosek Partners
pro-Bernhard@prosek.com

Bowman Consulting Group Ltd.
Ed Hammond / David Feldman / Quinn Conway
Collected Strategies
BWMN-CS@collectedstrategies.com